          As filed with the Securities and Exchange Commission on July 14, 1999.
                                                     Registration No. 333- _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PEROT SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    7374                        75-2230700
(State or other jurisdiction of            (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)             Classification Code Number)         Identification No.)

                            12404 PARK CENTRAL DRIVE
                               DALLAS, TEXAS 75251
                                 (972) 340-5000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 ---------------

                                Peter A. Altabef
                       Vice President and General Counsel
                            12404 Park Central Drive
                               Dallas, Texas 75251
                                 (972) 340-5000

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                 ---------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                                        CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                 AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF SHARES               TO BE             AGGREGATE PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED           REGISTERED             PER UNIT(1)          OFFERING PRICE(1)             FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Class A Common Stock,
     $.01 par value            1,404,000              $27.41 (2)             $38,483,640(2)             $10,699
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of the Class A common stock of Perot Systems Corporation on July 13, 1999, as reported by the New York Stock Exchange.

       ------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES, NOR WILL WE SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM, IN ANY STATE WHERE THAT WOULD NOT BE PERMITTED OR LEGAL PRIOR TO REGISTRATION OR QUALIFICATION IN THAT STATE OR OTHER JURISDICTION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

                                 ---------------

                            PEROT SYSTEMS CORPORATION

                                1,404,000 SHARES
                              CLASS A COMMON STOCK

                                 ---------------



         Three of our stockholders are offering a total of 1,404,000 shares of our Class A common stock. We will not receive any of the proceeds from the stockholders' sale of the shares offered in this prospectus.


         Our Class A common stock is quoted on the New York Stock Exchange under the symbol "PER." The last reported sale price of our Class A common stock on July 13, 1999 was $27.3125 per share.


                                 ---------------


         INVESTING IN THE CLASS A COMMON STOCK INVOLVES RISKS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION" BEGINNING ON PAGE 1.



                                 ---------------



         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 ---------------


                  The date of this prospectus is July 14, 1999.

                                TABLE OF CONTENTS


Perot Systems Corporation................................................................................1
Special Note Regarding Forward-Looking Information.......................................................1
Incorporation of Documents by Reference..................................................................1
Where You Can Get More Information.......................................................................2
Selling Stockholders.....................................................................................3
Plan of Distribution.....................................................................................4
Use of Proceeds..........................................................................................4
Legal Matters............................................................................................4
Experts..................................................................................................4

                            PEROT SYSTEMS CORPORATION

         We are a Delaware corporation. Our principal executive offices are located at 12404 Park Central Drive, Dallas, Texas 75251, and our telephone number is (972) 340-5000. We maintain a world wide web site at www.perotsystems.com. The reference to our world wide web address does not constitute incorporation by reference into this prospectus of the information contained at the site.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         Some statements in or incorporated in this prospectus constitute forward-looking statements. These forward-looking statements are all statements that are not statements of historical fact or that might otherwise be considered opinion, belief, or projection. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements, to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The risks, uncertainties, and other factors to which forward-looking statements are subject include, among others, those set forth under the caption "Risk Factors" in our final prospectus set forth in our Registration Statement on Form S-1 dated February 1, 1999, as amended, which is available from us, from the Securities and Exchange Commission at prescribed rates, and from the web-site www.sec.gov. These factors include, without limitation, the following: loss of clients; inability to recruit, train, and retain skilled personnel; loss of rights to our company name; loss of key personnel; termination and pricing risks in our contracts; potential Year 2000 problems; managing growth; competition; variability in quarterly operating results; changes in technology; and intellectual property rights. Additional risks that we do not yet know of may also have an adverse effect on us. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.

         In some cases, forward-looking statements can be identified by terminology including "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those terms or other comparable terminology. Although we believe that the assumptions and expectations reflected in those forward-looking statements are reasonable, as a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity, performance, or achievements, and neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus, and we are under no duty to update any of the forward-looking statements after the date of this prospectus.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         Our fiscal year ends December 31. We furnish our stockholders with annual reports containing audited financial statements and other appropriate reports. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Instead of repeating in this prospectus information that we have already filed with the SEC, SEC rules permit us to incorporate by reference the information we file with them. These rules mean that we can disclose important information to you by referring you to those documents that we have previously filed with the SEC. These documents are considered to be part of this prospectus. Any documents that we file with the SEC in the future will also be considered part of this prospectus and will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all of the shares of our Class A common stock offered by this prospectus.

      o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998;
      o Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;
      o Our Proxy Statement filed April 6, 1999; and
      o The description of our Class A common stock contained in our Registration Statement on Form 8-A filed on February 18, 1999, including any amendments or reports filed for the purpose of updating that description.


                       WHERE YOU CAN GET MORE INFORMATION

         We have filed a registration statement with the SEC to register the Class A common stock that the selling stockholders are offering to you. This prospectus is part of that registration statement. As allowed by the SEC's rules, we have not included in this prospectus all of the information that is included in the registration statement. At your request, we will provide you, without charge, a copy of the registration statement or any of the exhibits to the registration statement. If you want more information, write or call us at:

                            Perot Systems Corporation
                            12404 Park Central Drive
                               Dallas, Texas 75251
                            Telephone: (972) 340-5000
                           Attention: General Counsel

     You may also obtain a copy of any filing we have made with the SEC directly from the SEC. You may either:

      o read and copy reports, statements or other information we have filed with the SEC at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549 or

      o obtain copies of documents that we have filed with the SEC on the SEC's internet web site at http://www.sec.gov

     You can get more information about the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

                              SELLING STOCKHOLDERS

         The table below sets forth information with respect to the beneficial ownership of our Class A common stock by the selling stockholders immediately prior to this offering and as adjusted to reflect the sale of shares of our Class A common stock pursuant to the offering. All information with respect to the beneficial ownership has been furnished by the selling stockholders. Percentages are based on the 86,050,964 shares of Class A common stock outstanding on June 30, 1999.

                                              Beneficial Ownership                       Beneficial Ownership
                                                Prior to Offering                         After Offering (1)
                                   ---------------------------------------------     ----------------------------
                                    Number of         Percent of      Shares to       Number of      Percent of
Name of Beneficial Owner             Shares             Class          be Sold          Shares         Class
------------------------           ----------         ----------      ----------     ------------   -------------
Joseph E. Boyd                        262,401             0.30%          112,000         150,401           0.17%

James A. Cannavino                  1,100,000             1.28%        1,100,000            0                 0%

H. Ronald Nash                        648,981             0.75%          192,000         456,981           0.53%

(1)  Assumes that all shares are sold.

                              PLAN OF DISTRIBUTION

         The sale of the shares offered in this prospectus may be effected from time to time directly or by one or more broker-dealers or agents in one or more transactions on the New York Stock Exchange, in negotiated transactions, or through a combination of these methods of distribution, at prices related to prevailing market prices or at negotiated prices.

         In the event one or more broker-dealers or agents agree to sell the shares, they may do so by purchasing the shares as principals or by selling the shares as agent for a selling stockholder. Any broker-dealer may receive compensation in the form of discounts, concessions, or commissions from a selling stockholder or the purchasers of the shares for which the broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

         Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market-making activities with respect to our Class A common stock for the applicable period under Regulation M of the Securities Exchange Act prior to the commencement of the distribution. In addition and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders. All of the foregoing may affect the marketability of the shares.

         In order to comply with some states' securities laws, if applicable, our Class A common stock will be sold in those jurisdictions only through registered or licensed brokers or dealers. In some states, our Class A common stock may not be sold unless it has been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

         No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the offering.

                                  LEGAL MATTERS

         The validity of the shares offered in this prospectus will be passed upon for us by Hughes & Luce, L.L.P., Dallas, Texas.

                                     EXPERTS

         Our financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                     PART II


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Registration fee                                     $10,699*
         Accounting fees and expenses                           6,500*
         Legal fees and expenses                                5,000*
         Miscellaneous expenses                                 5,000*
                                                              -------
                Total:                                        $27,199*

---------------
*  Estimated

All of the above expenses will be paid by the Perot Systems Corporation (the "Company").

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of the Company or is or was serving at the request of the Company as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that the Company shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the DGCL for officers and directors.

         DGCL Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent, or employee of the Company or who is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit, or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

         The indemnification provisions contained in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 16. EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 14, 1999.

                                  PEROT SYSTEMS CORPORATION

                                  By: /s/ Terry Ashwill
                                      ------------------------------------------
                                      Terry Ashwill,
                                      Vice President and Chief Financial Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                   Title                                           Date
         ---------                                   -----                                           ----
/s/ ROSS PEROT                               Chairman of the Board, President,                    July 14, 1999
--------------------------------               and Chief Executive Officer
Ross Perot

/s/ TERRY ASHWILL                            Vice President, Chief Financial Officer,             July 14, 1999
--------------------------------               and Principal Accounting Officer
Terry Ashwill

/s/ JAMES CHAMPY                             Vice President and Director                          July 12, 1999
--------------------------------
James Champy

/s/ STEVEN BLASNIK                                  Director                                      July 14, 1999
--------------------------------
Steven Blasnik

/s/ WILLIAM K. GAYDEN
--------------------------------                    Director                                      July 14, 1999
William K. Gayden

/s/ CARL HAHN                                       Director                                      July 14, 1999
--------------------------------
Carl Hahn

/s/ ROSS PEROT, JR.                                 Director                                      July 12, 1999
--------------------------------
Ross Perot, Jr.

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Terry Ashwill and Peter A. Altabef his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                           Date
         ---------                                   -----                                           ----
/s/ ROSS PEROT                               Chairman of the Board, President,                    July 14, 1999
--------------------------------               and Chief Executive Officer
Ross Perot

/s/ TERRY ASHWILL                            Vice President, Chief Financial Officer,             July 14, 1999
--------------------------------               and Principal Accounting Officer
Terry Ashwill

/s/ JAMES CHAMPY                             Vice President and Director                          July 12, 1999
--------------------------------
James Champy

/s/ STEVEN BLASNIK                                  Director                                      July 14, 1999
--------------------------------
Steven Blasnik

/s/ WILLIAM K. GAYDEN
--------------------------------                    Director                                      July 14, 1999
William K. Gayden

/s/ CARL HAHN                                       Director                                      July 14, 1999
--------------------------------
Carl Hahn

/s/ ROSS PEROT, JR.                                 Director                                      July 12, 1999
--------------------------------
Ross Perot, Jr.

                                INDEX TO EXHIBITS

 Exhibit
 Number            Description of Exhibits
--------           -----------------------
  5.1     Opinion of Hughes & Luce, L.L.P.
 23.1     Consent of Hughes & Luce, L.L.P. (included in Exhibit 5.1)
 23.2     Consent of PricewaterhouseCoopers LLP
 24.1     Power of Attorney (included in Part II of this registration statement)